Exhibit 99.1
Numerex Corp.Contact:
Alan Catherall
770 485-2527

Investor Relations Contact:
Seth Potter
646 277-1230

Press Release

For Immediate Release

Numerex Corp Retires Remaining Structured Debt

ATLANTA, November 04, 2009- Numerex Corp. (NASDAQ: NMRX), a leading single source provider of secure machine-to-machine (M2M) products and services, announced today that it has repaid all but $500 thousand of its remaining $2 million of long-term structured debt, the balance of which is scheduled to be paid on January 29, 2010. Part of the transaction included a conversion of $1.047 million of its debt into an aggregate of 225,296 shares of Class A Common Stock.

 “We are pleased to report that all, but a small portion, of our outstanding structured debt has been repaid,” stated Alan Catherall, CFO of Numerex. “This final transaction significantly strengthens the Company’s balance sheet and simplifies its capital structure. The series of borrowings from 2004 through 2006 was very timely and assisted us greatly in executing our growth strategy. The shift in our strategy to de-emphasize low margin hardware sales and focus on our key M2M subscription-based business has generated excess cash and reduced working capital requirements. As a result, in the past four months, we have retired $9 million in long-term structured debt while improving current ratios. Also, we believe that this debt reduction will prove accretive.”

In connection with the conversion, Numerex will also be writing-off all unamortized financing costs related to the debt reduction. This non-cash expense is approximately $120,000 and will be reported in our fourth quarter results.

About Numerex
Numerex Corp. (Nasdaq: NMRX) is the single source machine-to-machine (M2M) product and service provider to some of the world's largest organizations delivering the foundational components of device, network, and application, used by its customers in the development of their M2M solutions. Customers typically subscribe to Numerex network and application services that are delivered through its hosted platforms. The Company's offerings and expertise enable its customers to efficiently build reliable and secure solutions that are used to monitor and manage assets remotely whenever and wherever needed, while simplifying and speeding up development and deployment. Numerex DNA(TM) offerings include hardware Devices, Network services, and software Applications that are delivered through its Numerex FAST(TM) (Foundation Application Software Technology) platform. Numerex is the first M2M service provider in North America to carry the ISO 27001 information security certification. "Machines Trust Us(TM)" represents the Company's focus on M2M data security, service reliability, and round-the-clock support of its customers' M2M solutions. For additional information, please visit www.numerex.com.

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities in the wireless data business. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume," "strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: our inability to reposition our platform to capture greater recurring service revenues, difficulties associated with integrating Orbit One’s business, the risks that a substantial portion of Orbit One's revenues are derived from government contracts that may be terminated by the government at any time, variations in quarterly operating results, delays in the development, introduction, integration and marketing of new wireless services; customer acceptance of services; economic conditions; changes in financial and capital markets; the inability to attain revenue and earnings growth in our wireless data business; changes in interest rates; inflation; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the inability to realize revenue enhancements; and extent and timing of technological changes. Numerex SEC reports identify additional factors that can affect forward-looking statements